UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2018

Santander Holdings USA, Inc.
(Exact name of registrant as specified in its charter)

Virginia	1-16581	23-2453088
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 State Street, Boston, Massachusetts		02109
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (617) 346-7200

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01     Other Events

Introduction

Santander Holdings USA, Inc. (the “Company” or "SHUSA") is a bank holding company ("BHC") in the U.S. with $128.3 billion in assets as of December 31, 2017. Headquartered in Boston, Massachusetts, the Company is the parent company of Santander Bank, National Association (“Santander Bank”), and owns a majority interest (approximately 68%) of Santander Consumer USA Holdings Inc. ("SC"), a specialized consumer finance company focused on vehicle financing and third-party servicing. Through these entities, the Company offers a full range of consumer and commercial banking products and services. SHUSA is a wholly-owned subsidiary of Banco Santander, S.A. (“Santander”). The Company has developed stress testing processes that capture its unique mix of businesses, risks and geographic footprint.

Dodd-Frank Act Stress Test Requirements

The Board of Governors of the Federal Reserve System (the “Federal Reserve”) requires BHCs with total consolidated assets of $50 billion or more to publish a summary of the annual Dodd-Frank Act Stress Test (“DFAST”) results based on the supervisory severely adverse scenario. The results are to reflect a standard set of capital actions over the nine-quarter forecast horizon (“DFAST Capital Actions”).

Forecast Approach

The Federal Reserve provides macroeconomic scenarios which BHCs are required to employ in their annual stress testing processes. A complete description of the most stressful scenario, the supervisory severely adverse scenario, and the corresponding macroeconomic variables can be found on the Federal Reserve’s website.

The Company considers and evaluates all material risks facing the Company in its capital adequacy and stress testing processes including, but not limited to, the following:

•
Credit risk is the risk of loss arising from a borrower’s or counterparty’s failure to perform an obligation. Credit risk at the Company is driven by real estate-related lending, large corporate exposures, individual consumer lending and automobile finance exposures. Credit risk is incorporated into our stress results primarily through credit-sensitive macroeconomic models.

•
Operational risk is the risk of loss resulting from inadequate or failed internal processes, people, or systems or external events. This risk is incorporated into our stress test results through macroeconomic models, increases in legal reserves and specific adverse events considered in our forecast.

•
Market risk is the risk to the Company’s financial condition from changes in interest rates or changes in the market value of assets and traded financial instruments, both on-balance sheet and off-balance sheet. Market risk impacts stress results through impairment of consumer assets as well as changes in net interest income and in the value of the investment portfolio.

•
Liquidity risk is the risk arising from an inability to meet obligations as they come due in the normal course of business without causing undue hardship or unacceptable loss. Liquidity risk is incorporated in the stress forecast through limited funding availability, an increased cost of funds and credit rating downgrades.

•
Business risk is the risk of decline in the volume of new loan originations and thereby the associated income-generating capacity of assets. The stress scenarios are characterized by recessionary environments with reduced economic activity, which results in less demand for loans by consumers and businesses.

The Company employs various quantitative and qualitative methodologies in its stress tests for balance sheet, income statement, and capital projections.  Where practical, the Company utilizes modeling techniques in developing its stress test estimates, including regression-based modeling, transition analytics, business analytics, and other objective, quantitative forecasting methodologies. When models are not used, non-model forecast tools are leveraged to prepare estimates. Forecasting methodologies, management overlays and final stress test results undergo multiple rounds of review and challenge. The Capital Plan is ultimately approved by the Company’s Board of Directors. Additional methodologies employed in developing the stress testing include:

•
Pre-provision Net Revenue (“PPNR”): PPNR forecasting methodology consists of multiple models, calculations and    driver-based expert judgment analytical approaches used in conjunction to forecast individual line items for various components of the balance sheet and income statement.  Forecasts for term loans and deposit balances as well as forecasts for yields and pricing generally leverage contractual terms for the existing portfolio, while new loans and deposits are forecasted using statistical regression models and expert judgment approaches. Non-interest income and expense items are forecasted primarily using driver-based analytical approaches utilizing modeled and expert judgment components. Net interest income is calculated based on contractual and projected interest rates applied to forecasted loan and deposit balances.

•
Credit Loss Estimation: For the purposes of capital planning and loss forecasting, the Company has developed loss forecasting models driven by macroeconomic variables across its commercial, retail and automobile portfolios. Credit loss estimations drive changes in reserve levels and ultimately provisions. The forecast for provisions incorporates loss projections and target reserve coverage rates.

•
Operational Loss Estimation: The Company utilizes statistical approaches to explicitly link operational losses to macroeconomic factors, based on both internal and external loss data and scenario analysis, to identify and evaluate the potential impacts from low-frequency, high-severity loss events linked to the Company’s risk profile.

•
Capital and Risk-Weighted Assets: The methodologies described above translate identified risks into potential revenue and loss projections, which are aggregated into consolidated net income (loss) estimates over the nine-quarter planning horizon. These estimates then feed the Company’s regulatory capital estimation process. Regulatory capital and risk-weighted asset calculations are based on existing regulatory guidance, including Basel III transition provisions. The resulting regulatory capital ratios are continuously compared to management’s capital target levels, a process which is a key factor in the firm’s capital adequacy framework.

Summary of Results

The results presented below contain forward-looking projections that represent estimates based on the supervisory severely adverse scenario, a hypothetical set of conditions provided by the Federal Reserve that involve an economic outcome that is more adverse than expected. These estimates are not forecasts of expected losses, revenues, net income or capital ratios.

Under the supervisory severely adverse scenario, the most significant drivers of the Company’s regulatory capital ratios and those of Santander Bank are reductions in capital, driven by higher credit losses and lower PPNR, and declines in total assets and risk-weighted assets. For both the Company and Santander Bank, in the supervisory severely adverse scenario, capital depletion has a more significant impact on capital ratios than the reduction in assets, resulting in a decline across all capital ratios.

The supervisory severely adverse scenario also leads to the following results:

•
Increases in credit losses and provisions that are associated with the more significant portfolios, such as retail mortgage, commercial and industrial, and commercial real estate loans at Santander Bank and automobile loans at SC;

•
Stress impacts on PPNR that are driven by various factors including lower net interest income and fees caused by lower asset balances, net interest margin compression, and higher operational risk losses. Stress impacts also include higher depreciation and impairment expenses on operating lease assets.

•	The decline in assets at the Company and Santander Bank are largely due to lower loan balances, while Santander Bank also forecasts reductions in automobile leases as well as cash and securities.

The chart below shows the impact of these changes to SHUSA’s common equity tier 1 (“CET1”) ratio over the nine-quarter forecast horizon. The CET1 ratio decreases approximately 390 basis points from December 31, 2017 to March 31, 2020. The primary driver for this decrease is the $9.7 billion provision expense versus PPNR of $2.4 billion. Risk-weighted assets also decrease by $17 billion during the forecast, which offsets some of the decline in the CET1 ratio.
(1) Other includes the impact of intangible assets, as well as income allocated to minority interests

SHUSA

The estimates below reflect capital ratios for SHUSA under the “DFAST Capital Actions” described previously.

Table 1: SHUSA Actual and Projected Capital Ratios through Q1 2020

	Actual Q4 2017	Severely Adverse
		Ending	Minimum
CET1 capital ratio (%)	16.4%	12.5%	12.4%
Tier 1 risk-based capital ratio (%)	17.8%	13.9%	13.8%
Total risk-based capital ratio (%)	19.5%	15.5%	15.5%
Tier 1 leverage ratio (%)	14.2%	10.5%	10.5%

Table 2: SHUSA Actual and Projected Risk-Weighted Assets through Q1 2020

	Actual Q4 2017	Q1 2020
Risk-weighted assets ($bn)[1]	$99.8	$82.4

(1) Risk-weighted assets are calculated under the transition rules for the Basel III standardized approach.

Table 3: SHUSA Projected Losses, Revenues, and Net Income through Q1 2020

	Severely Adverse
	$bn	% of average assets[1]
PPNR[2]	$2.4	2.0%
Other revenue	—
Less
Provisions	9.7
Realized gains (losses) on securities available-for-sale / held to maturity	—
Total trading and counterparty losses	—
Total other losses	—
Equals
Net income (loss) before taxes, extraordinary items and minority interest [3]	$(7.3)	(6.1)%

(1) Average assets is the nine-quarter average of total assets.
(2) PPNR includes losses from operational risk events, mortgage repurchase expenses, and other real estate owned costs.
(3) Total may not sum due to rounding of line items.

Table 4: SHUSA Projected Loan Losses by Loan Type Q1 2018 through Q1 2020

	Severely Adverse
	$bn	Portfolio Loss Rates (%)[1]
Loan losses [2]	$9.8	12.9%
First lien mortgages	0.4	4.5%
Junior liens and home equity lines of credit	0.2	3.1%
Commercial and industrial[3]	0.9	6.0%
Commercial real estate	1.2	7.0%
Credit cards	0.1	25.4%
Other consumer[4]	7.1	28.6%
Other loans	0.1	1.4%

(1) Average loan balances used to calculate portfolio loss rates exclude loans held-for-sale and loans held-for-investment under the fair value option, and are calculated over nine quarters.
(2) Total may not sum due to rounding of line items.
(3) Commercial and industrial loans include small- and medium-enterprise loans.
(4) Other consumer loans include student loans and automobile loans.

Santander Bank

The estimates below reflect capital ratios for Santander Bank under the DFAST Capital Actions described previously.

Table 5: Santander Bank Actual and Projected Capital Ratios through Q1 2020

	Actual Q4 2017	Severely Adverse
		Ending	Minimum
CET1 capital (%)	18.2%	11.6%	11.6%
Tier 1 risk-based capital ratio (%)	18.2%	11.6%	11.6%
Total risk-based capital ratio (%)	19.4%	12.9%	12.9%
Tier 1 leverage ratio (%)	13.9%	8.7%	8.7%

Table 6: Santander Bank Actual and Projected Risk-Weighted Assets through Q1 2020

	Actual Q4 2017	Q1 2020
Risk-weighted assets ($bn)[1]	$55.1	$51.8

(1) Risk-weighted assets are calculated under the transition rules for the Basel III standardized approach.

Cautionary Statement Regarding Forward-Looking Statements
This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements about our expectations, beliefs, plans, or future events are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipates,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “looking forward,” “would,” “hopes,” “assumes,” “estimates,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “intends,” and similar words or phrases. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date on which the statements are made, these statements are not guarantees of future performance and involve risks and uncertainties that are subject to change based on various important factors and assumptions, some of which are beyond our control. For additional discussion of these risks, refer to the section entitled “Risk Factors” and elsewhere in our Annual Report on Form 10-K we file with the Securities and Exchange Commission (the “SEC”). Among the factors that could cause actual results to differ from those reflected in forward-looking statements include, without limitation, the risks and uncertainties described in the Company’s filings with the SEC. New risks and uncertainties emerge from time to time, and it is not possible for the Company to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this communication. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the Company’s expectations, objectives or plans will be achieved in the timeframe anticipated or at all. Investors are cautioned not to place undue reliance on the Company’s forward-looking statements, and the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Any forward-looking statements only speak as of the date of this document, and we undertake no obligation to update any forward-looking information or statements, whether written or oral, to reflect any change, except as required by law. All forward-looking statements attributable to us are expressly qualified by these cautionary statements.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 22, 2018	SANTANDER HOLDINGS USA, INC. By: /s/ Madhukar Dayal Name: Madhukar Dayal Title: Chief Financial Officer and Senior Executive Vice President